     As filed with the Securities and Exchange Commission on June 4, 2003

                                                     Registration No. 333-74176
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------


                                AMENDMENT NO. 9

                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                            THE PRICE FUND I, L.P.
          (Exact Name of Registrant as Specified in Charter Document)

                               -----------------

         Delaware                    6799                   36-4400372
     (State or other          (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial          Identification number)
     incorporation or        Classification code
      organization)                number)

      c/o Price Asset Management, Inc.              Walter Thomas Price, III
         141 West Jackson Boulevard             c/o Price Asset Management, Inc.
                Suite 1340A                        141 West Jackson Boulevard
          Chicago, Illinois 60604                          Suite 1340A
               (312) 648-2883                        Chicago, Illinois 60604
                                                         (312) 648-2883
     (Address, Including Zip Code, and       (Name, Address, Including Zip Code, and
   Telephone Number, Including Area Code      Telephone Number, Including Area Code
of Registrant's Principal Executive Offices)          of Agent for Service)

                               -----------------

                                  Copies to:
                           Jeffry M. Henderson, Esq.
                            Douglas E. Arend, Esq.
                               Henderson & Lyman
                          175 West Jackson Boulevard
                                   Suite 240
                            Chicago, Illinois 60604
                                (312) 986-6960

                               -----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        CALCULATION OF REGISTRATION FEE

                                          Amount to    Proposed Maximum   Proposed Maximum
       Title of each Class of                 be      Offering Price Per Aggregate Offering    Amount of
     Securities to be Registered          Registered       Unit (1)          Price (1)      Registration Fee
------------------------------------------------------------------------------------------------------------
 Units of Limited Partnership
   Interest in The Price Fund I, L.P.    50,000 units       $1,000          $50,000,000         $12,500
------------------------------------------------------------------------------------------------------------
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(1) Offering price and registration fee based upon the initial offering price per unit of $1,000, in accordance with Rule 457(d).
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

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

   None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

(a)  Exhibits

EXHIBIT
NUMBER                                       DESCRIPTION OF DOCUMENT
------                                       -----------------------

 1.01   Form of Selling Group Manager Agreement among the Registrant, Price Asset Management, Inc.
          and Uhlmann Price Securities, LLC.

 1.02   Form of Selected Selling Agent Agreement between Uhlmann Price Securities, LLC and selling agents.

 1.03   Form of Limited Partnership Agreement of the Registrant (included as Exhibit B to the prospectus).

    5   Opinion of Henderson & Lyman to the Registrant regarding the legality of units (including consent).

    8   Opinion of Henderson & Lyman to the Registrant regarding certain federal income tax matters
          (including consent).

 1.06   Advisory Agreement, dated as of September 10, 2002 between Campbell and Company and the
          Registrant.

 1.07   Advisory Agreement, dated as of January 17, 2003 between Clarke Capital Management, Inc. and the Registrant.

 1.08   Advisory Agreement, dated as of September 10, 2002 between Fall River Capital, LLC and the
          Registrant.

 1.09   Advisory Agreement, dated as of September 10, 2002 between Landmark Asset Management
          Corporation and the Registrant.

 1.10   Advisory Agreement, dated as of September 10, 2002 between Marathon Capital Growth Partners
          LLC and the Registrant.

 1.11   Advisory Agreement, dated as of January 17, 2003 between SmithPoint Investments, Ltd. and the
          Registrant.

 1.12   Advisory Agreement, dated as of January 17, 2003 between Spirit Trading Incorporated and the
          Registrant.

 1.13   Customer Agreement, dated as of October 1, 2001 between the Registrant and Man Financial Inc.

 1.14   Interest Memo, dated as of November 21, 2001, between Price Asset Management, Inc. and Man
          Financial Inc.

 1.15   Expense Agreement, dated as of May 9, 2001, between the Registrant and The Price Futures
          Group, Inc.

 1.16   Form of Subscription Agreement to be executed by each purchaser of units (included as Exhibit C to the prospectus).

 1.17   Form of Subscription Agreement for Existing Investors or Subscribers Form to be executed by each purchaser of additional units (included as Exhibit D to the prospectus).

 1.18   Form of Escrow Agreement and Amendment among the Registrant, Price Asset Management, Inc.
          and LaSalle Bank National Association, as the escrow agent.

 23a.   Consent of Independent Auditors for the Registrant

 23b.   Consent of Independent Auditors for Price Asset Management, Inc.
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